September 21, 2016

Caterpillar contact:
Rachel Potts
Global Government & Corporate Affairs
309-675-6892
Potts_Rachel_A@cat.com

Caterpillar Financial Announces Results as of Early Participation Date and
Determination of Pricing Terms of Exchange Offers

NASHVILLE, TN – Caterpillar Financial Services Corporation, a wholly owned subsidiary of Caterpillar Inc. (NYSE: CAT) (the “Company”), announced today the results, as of 5:00 p.m., September 20, 2016 (the “Early Participation Date”), and the determination of the pricing terms of its previously announced private offers to exchange certain of its outstanding medium-term notes (collectively, the “Existing Notes”) for a combination of a new issue of the Company’s Medium-Term Notes, Series H, 1.931% Notes due 2021 (the “New Notes”) and cash (the “Exchange Offers”).
Early Results
Based on information provided by D.F. King & Co., Inc., the exchange agent for the Exchange Offers, the condition that the aggregate principal amount of Existing Notes validly tendered for exchange and not validly withdrawn as of the Early Participation Date exceed the amount required for the issuance of at least $250 million aggregate principal amount of New Notes has been satisfied.
In accordance with the terms and conditions of the Exchange Offers, the Company will accept any and all of the $380,850,000 aggregate principal amount of (1) Medium-Term Notes, Series F, 5.85% Notes due 2017, (2) Medium-Term Notes, Series F, 5.45% Notes due 2018 and

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(3) Medium-Term Notes, Series F, 7.05% Notes due 2018 that were validly tendered for exchange and not validly withdrawn as of the Early Participation Date. The Company expects to deliver New Notes and cash in exchange for such accepted Existing Notes on September 26, 2016 (the “Early Settlement Date”), subject to satisfaction or waiver of the conditions to the Exchange Offers and in accordance with the other terms and conditions disclosed in the Company's confidential offering memorandum dated September 7, 2016 (the “Confidential Offering Memorandum”).
The following table indicates, among other things, the principal amount of Existing Notes validly tendered and accepted for exchange as of the Early Participation Date:

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered and Accepted as of Early Participation Date
14912L3K5	Medium-Term Notes, Series F, 5.85% Notes due 2017	$400,000,000	$38,306,000
14912L3U3	Medium-Term Notes, Series F, 5.45% Notes due 2018	$750,000,000	$205,396,000
14912L4D0	Medium-Term Notes, Series F, 7.05% Notes due 2018	$550,000,000	$137,148,000
Pricing Terms
The pricing terms were determined as of 11:00 a.m., New York City time, on September 21, 2016 (the “Price Determination Date”) in accordance with the terms set out in the Confidential Offering Memorandum and the related letter of transmittal (the “Letter of Transmittal”).
The total exchange price to be received in each Exchange Offer for each $1,000 principal amount of Existing Notes validly tendered, and not validly withdrawn, prior to the Early Participation Date is set forth in the table below. The total exchange price for the Existing Notes was determined based on a fixed-spread pricing formula using the bid-side yield on the applicable Reference U.S. Treasury Security set forth in the table below and the applicable fixed spread set forth in the table below, and will be paid in a combination of New Notes and cash in an aggregate principal amount determined as set forth in the Confidential Offering Memorandum. The total exchange price includes an early participation premium of $30 payable

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in cash only to Eligible Holders who have validly tendered and who have not validly withdrawn their Existing Notes prior to the Early Participation Date.
The table below shows the total exchange price and composition of total exchange price per $1,000 principal amount of each series of Existing Notes accepted in the Exchange Offers.

						Composition of Total Exchange Price
CUSIP Number	Title of Security	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Participation Premium	New Notes Component	Cash Component	Total Exchange Price
14912L3K5	Medium-Term Notes, Series F, 5.85% Notes due 2017	$400,000,000	0.625% due August 31, 2017	PX3	5	$30 in cash	$800	$217.24	$1,047.24
14912L3U3	Medium-Term Notes, Series F, 5.45% Notes due 2018	$750,000,000	0.75% due August 31, 2018	PX1	5	$30 in cash	$1,000	$40.69	$1,070.69
14912L4D0	Medium-Term Notes, Series F, 7.05% Notes due 2018	$550,000,000	0.75% due August 31, 2018	PX1	20	$30 in cash	$950	$140.17	$1,120.17

In addition to the total exchange price or exchange price, as applicable, holders whose Existing Notes are accepted for exchange will be paid accrued and unpaid interest on such Existing Notes to, but not including, the applicable settlement date, described below.
The New Notes will bear interest at a rate per annum of 1.931%, which is equal to the sum of (1) the bid-side yield on the 1.125% U.S. Treasury Security due August 31, 2021 (based on the bid-side price indicated on the Bloomberg reference page PX1) on the Price Determination Date, which was 1.231%, and (2) 0.70% (70 basis points). The New Notes constitute a part of a series of the Company’s debt securities designated as Medium-Term Notes, Series H.
The Exchange Offers are being conducted by the Company upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum and the related Letter of Transmittal. The Exchange Offers are only being made to, and copies of the offering documents will only be made available to, a holder of Existing Notes that has certified its status as (1) a person in the United States who is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a person outside the United States who is not a “U.S. person,” as that term is defined in Rule 902 under the Securities Act, and, in each case, if resident and/or located in any member state of which has implemented

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provisions of the EU Prospectus Directive (each, a “Relevant Member State”), who has also certified that it is a “qualified investor” as defined in Article 2(1)(e) of the EU Prospectus Directive (each, an “Eligible Holder”). “EU Prospectus Directive” means the European Union’s Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU) as implemented in the Relevant Member State. The Confidential Offering Memorandum is not a prospectus for the purposes of the EU Prospectus Directive, and the Exchange Offers will only be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of the New Notes.
The Exchange Offers will expire at 11:59 p.m., New York City time, on October 4, 2016 (the “Expiration Date”), unless extended by the Company. In accordance with the terms of the Exchange Offers, tendered Existing Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law. The Company will accept for exchange on October 6, 2016 all Existing Notes validly tendered at any time prior to the Expiration Date that are not validly withdrawn and that are not exchanged on the Early Settlement Date, unless the Expiration Date is earlier terminated or extended by the Company, and subject to satisfaction or waiver of the conditions to the Exchange Offers and in accordance with the other terms and conditions disclosed in the Confidential Offering Memorandum.
The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes.
Documents relating to the Exchange Offers will only be distributed to holders of the Existing Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Existing Notes that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offers, by calling toll-free (888) 540-8597 or collect (232) 269-5550 (banks and brokerage firms) or e-mailing cat@dfking.com.

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Holders of the Existing Notes may also complete and submit a letter of eligibility online at http://www.dfking.com/cat.
This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely pursuant to the Confidential Offering Memorandumand related Letter of Transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.
This press release contains certain statements that may be considered “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may relate to future events or the Company’s future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. Forward-looking statements give current expectations or forecasts of future events about the Company. You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “estimates,” “anticipates,” “will,” “should,” “plan,” “project,” “intend,” “could” and similar words or phrases. These statements are only predictions.
About Caterpillar Financial Services Corporation
Caterpillar Financial Services Corporation is a wholly-owned finance subsidiary of Caterpillar Inc. The Company’s primary business is to provide retail and wholesale financing alternatives for Caterpillar Inc. products to customers and dealers around the world. Retail financing is primarily comprised of financing of Caterpillar Inc. equipment, machinery and engines. In addition, the Company also provides financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar Inc. products. The Company also provides wholesale financing to Caterpillar Inc. dealers and purchase short-term dealer receivables from Caterpillar Inc. The various financing plans that the Company offers are primarily designed to increase the opportunity for sales of Caterpillar Inc. products and generate financing income for the Company. A significant portion of the Company’s activities is conducted in North America. However, the Company has additional offices and subsidiaries in Asia-Pacific, Europe and Latin America. The Company has more than 30 years of experience in providing financing for Caterpillar Inc. products, contributing to the Company’s knowledge of asset values, industry trends, product structuring and customer needs.

Caterpillar Public Release            #